UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 30, 2007

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Westheimer Street
Suite 850
Houston, Texas 77057
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2006, we entered into a letter of intent, which was subsequently amended, with Cia. Mexicana de Gas Natural, S.A. de C.V. ("CMGN"), a private Mexican corporation, whereby we could acquire an initial equity participation of 24% in a joint venture to design, construct, operate and maintain an open access natural gas pipeline between Valladolid, Cancun and Punta Venado, as well as an initial equity participation of 24% in a joint venture to build a proposed liquefied natural gas storage and regasification facility. The Gulf United/CMGN joint venture holding companies will have a 50% interest in each of these projects, giving us a 12% interest in each project.

We have further amended our letter of intent by extending the date by which the parties must complete the transaction to July 15, 2007.

In order to complete the transaction we must enter into a joint venture agreement and issue 750,000 shares of our restricted common stock to CMGN within 15 days after the completion of the transaction. CMGN agrees to voluntarily refrain from selling any of these shares for a minimum period of two years from issuance.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

A. Financial Statements - None

B. Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2007

GULF UNITED ENERGY, INC.

By:	/s/ DON WILSON
Don Wilson, President